UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2025
__________________________________________
First Busey Corporation
(Exact name of Registrant as specified in its charter)
__________________________________________

Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway Leawood, Kansas 66211
(Address of Principal Executive Offices)

(217) 365-4544
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 29, 2025, First Busey Corporation (“Busey”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Stockholder representation at the Annual Meeting was summarized as follows:

Shares of common stock outstanding and entitled to vote at the Annual Meeting	89,954,450
Shares represented at the Annual Meeting by Busey stockholders who were present or by Busey stockholders who were represented by proxy	69,067,130
Percentage of shares represented	76.8%
At the Annual Meeting, Busey stockholders voted on three proposals, as described in Busey’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 18, 2025. Final results of voting on each of the matters submitted to a vote of stockholders during the Annual Meeting are as follows:
Proposal 1: Election of directors
Busey stockholders elected 13 individuals to serve as Busey's directors for a one-year term expiring at the 2026 Annual Meeting of Stockholders or when their successors are elected and have qualified. There were 11,457,927 broker non-votes in connection with the election of directors.

Name	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
Stanley J. Bradshaw	55,406,895	96.2%	2,202,308	3.8%
Rodney K. Brenneman	56,574,534	98.2%	1,034,669	1.8%
Steven W. Caple	56,579,502	98.2%	1,029,701	1.8%
Michael D. Cassens	56,904,590	98.8%	704,613	1.2%
Van A. Dukeman	55,988,697	97.2%	1,620,506	2.8%
Jennifer M. Grigsby	57,057,258	99.0%	551,945	1.0%
Karen M. Jensen	57,116,605	99.1%	492,598	0.9%
Frederic L. Kenney	56,094,446	97.4%	1,514,757	2.6%
Stephen V. King	55,790,169	96.8%	1,819,034	3.2%
Michael J. Maddox	56,770,603	98.5%	838,600	1.5%
Kevin S. Rauckman	57,018,428	99.0%	590,775	1.0%
Scott A. Wehrli	57,167,048	99.2%	442,155	0.8%
Tiffany B. White	56,879,833	98.7%	729,370	1.3%
Proposal 2: Non-binding, advisory vote to approve executive officer compensation
Busey stockholders approved, in a non-binding advisory vote, the compensation of Busey's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,256,311	1,894,696	458,196	11,457,927
95.9%	3.3%	0.8%
Proposal 3: Ratification of independent registered public accounting firm
Busey stockholders ratified the appointment of RSM US LLP as Busey’s independent registered public accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,771,123	1,138,739	157,268	Not Applicable
98.1%	1.7%	0.2%
First Busey Corporation | 2025 Annual Meeting Voting Results — 2

Item 8.01.    Other Events
Amendment to Share Repurchase Program
On May 29, 2025, Busey's board of directors approved an amendment to Busey’s previously adopted share repurchase program to increase the number of shares of Busey’s common stock available for repurchase by 2,000,000 shares. As of the close of business on May 29, 2025, under the amended share repurchase program, Busey is now authorized to repurchase, from time to time as Busey deems appropriate, up to 2,987,275 remaining shares of Busey's common stock. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. The repurchase program does not obligate Busey to repurchase any dollar amount or number of shares. The repurchase program has no expiration date, and may be expanded, modified, suspended, or discontinued by Busey's board of directors at its discretion at any time.
Redemption of Subordinated Notes
On June 1, 2025 (the “Redemption Date”), Busey redeemed the entire $125,000,000 outstanding principal amount of Busey’s 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “2030 Notes”). The 2030 Notes were redeemed pursuant to the terms of that certain Indenture, dated as of May 25, 2017, as amended and supplemented by that certain Third Supplemental Indenture, dated as of June 1, 2020, by and between Busey and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), at a redemption price equal to 100% of the aggregate principal amount of the 2030 Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As provided in the conditional notice of full redemption, dated April 30, 2025, previously provided to the holders of the 2030 Notes, each such holder is entitled to receive the Redemption Price upon surrender of the 2030 Notes to the Trustee, who is acting as Busey’s paying agent in connection with the redemption.
First Busey Corporation | 2025 Annual Meeting Voting Results — 3

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	June 2, 2025	By:	/s/ Scott A. Phillips
Scott A. Phillips
Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer
First Busey Corporation | 2025 Annual Meeting Voting Results — 4